EXHIBIT 99.1

Steelcase Reports Fourth Quarter Results

GRAND RAPIDS, Mich., March 23, 2010 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported a net loss of $(13.6) million, or $(0.10) per share, which was lower than company estimates communicated last quarter primarily due to increases in tax valuation allowances, lower than expected revenue and additional restructuring activities. Steelcase reported a net loss of $(65.7) million, or $(0.49) per share, in the fourth quarter of the prior year, which included significant non-cash impairment charges that had the effect of increasing the net loss by approximately $(50) million.

Fourth quarter revenue of $551.9 million represented a decline of 15.7 percent compared to $654.9 million in the prior year quarter. Revenue comparisons were impacted by approximately $15 million of favorable currency translation effects compared to the prior year and $(5) million from the deconsolidation of a dealer completed in the third quarter. Revenue declines continued across most geographic markets, customer segments and product categories but moderated compared to the last four quarters, as the third quarter of the prior year marked the start of the current downturn in the office furniture industry.

"While we saw that fourth quarter seasonal patterns were unusually severe, we believe the industry is on a recovery curve that could result in modest growth for us in fiscal 2011," said James P. Hackett, president and CEO.

Cost of sales improved to 71.3 percent of sales in the quarter from 73.5 percent in the prior year, primarily due to benefits from prior restructuring activities and other cost reduction efforts and lower commodity costs. In addition, changes in the cash surrender value of company-owned life insurance policies, or COLI (a $1.3 million benefit in the current quarter compared to a $(5.3) million charge in the prior year), and reductions in employee compensation costs partially offset the negative effects of lower absorption of fixed costs associated with the revenue decline.

Operating expenses fell $85.3 million to $168.4 million, or 30.5 percent of revenue in the quarter, from $253.7 million, or 38.7 percent of revenue in the prior year. Prior year expenses include non-cash impairment charges of $75.4 million. The remaining decrease in absolute dollars was driven primarily by benefits from prior restructuring activities and other cost reduction efforts, changes in the cash surrender value of COLI ($1.6 million benefit in the current quarter compared with a $(5.2) million charge in the prior year) and reduced employee compensation costs.

The current quarter operating loss of $(20.0) million compares with $(96.8) million in the prior year. Current quarter results included a $2.9 million benefit associated with increases in the cash surrender value of COLI and $(9.9) million of restructuring costs. The prior year operating loss included $(75.4) million of non-cash impairment charges, a $(10.5) million charge associated with decreases in the cash surrender value of COLI and $(17.0) million of restructuring costs.

The income tax benefit recorded in the quarter was reduced by approximately $(6) million of valuation allowance adjustments associated with tax loss carry-forwards.

Cash and short-term investments totaled $179 million and total debt approximated $301 million as of February 26, 2010.

Fiscal 2010 Results

For fiscal 2010, the company recorded $2.3 billion of revenue and a net loss of $(13.6) million, or $(0.10) per share, which compares to $3.2 billion of revenue and a net loss of $(11.7) million, or $(0.09) per share, in fiscal 2009.

The operating loss of $(11.5) million for fiscal 2010 compared to operating income of $1.0 million in fiscal 2009. Current year results included a $38.7 million benefit associated with increases in the cash surrender value of COLI and $(34.9) million of restructuring costs. Prior year operating income included $(75.4) million of non-cash impairment charges, a $(36.6) million charge associated with decreases in the cash surrender value of COLI and $(37.9) million of restructuring costs. The balance of the reduction in operating results was primarily driven by the negative effects of lower absorption of fixed costs associated with the revenue decline, offset in part by benefits from prior restructuring activities, lower commodity costs and reductions in employee compensation costs.

"Since the beginning of this recession, we have remained focused on the eventual recovery, protecting our growth initiatives despite a dramatic revenue reduction of almost $900 million," said David C. Sylvester, vice president and CFO. "While we fell approximately $7 million short of our fiscal 2010 operating objective to post break-even or better operating income (excluding restructuring costs and excess COLI income), we are proud of our accomplishments and continue to evaluate opportunities to further reduce our cost structure."

Outlook

The company expects first quarter fiscal 2011 revenue to be in the range of $520 to $540 million. The revenue estimate includes an assumption of approximately $6 million from favorable currency translation effects. The company reported revenue of $545.6 million in the first quarter of fiscal 2010, which included $14 million of revenue from dealers which have since been deconsolidated.

Steelcase expects to report a net loss for the first quarter of fiscal 2011 of $(0.05) to $(0.09) per share, including approximately $(2) million of pre-tax restructuring costs. This compares to break-even earnings per share in the first quarter of fiscal 2010, which included $(3) million of pre-tax restructuring costs.

These estimates do not include any potential impact of the health care reform legislation recently approved by the U.S. Congress.  The proposed legislation includes a provision which will subject the Medicare Part D subsidy to taxation.  If the legislation is enacted as proposed during the first quarter, the company may be required to record additional deferred tax expense during the quarter.

"I want to commend our employees for their perseverance through a recession that impacted their own compensation and required even smarter use of our resources," said James P. Hackett, president and CEO. "As a result of their dedication to strengthen our global market leadership, Steelcase is emerging from this recession with new insight-led products and stronger relationships with customers, architects and designers. And we are better positioned to take advantage of growth opportunities in the areas of healthcare, higher education and global emerging markets."

Business Segment Results
(in millions)

	(Unaudited)			(Unaudited)
	Three Months Ended			Year Ended
	February 26, 2010	February 27, 2009	% Change	February 26, 2010	February 27, 2009	% Change

Revenue
North America (1)	$ 292.5	$ 366.5	(20.2%)	$ 1,237.4	$ 1,740.0	(28.9%)
International (2)	163.7	180.2	(9.2%)	641.6	922.2	(30.4%)
Other (3)	95.7	108.2	(11.6%)	412.7	521.5	(20.9%)
Consolidated Revenue	$ 551.9	$ 654.9	(15.7%)	$ 2,291.7	$ 3,183.7	(28.0%)

Operating Income (Loss)
North America	$ (2.4)	$ (10.9)		$ 56.4	$ 66.7
International	(9.8)	(3.7)		(35.5)	41.0
Other	(3.7)	(73.4)		(14.6)	(79.3)
Corporate (4)	(4.1)	(8.8)		(17.8)	(27.4)
Consolidated Operating Income (Loss)	$ (20.0)	$ (96.8)		$ (11.5)	$ 1.0

Operating Income Percent	-3.6%	-14.8%		-0.5%	0.0%

Business Segment Footnotes

1.	The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes furniture, interior architecture, technology and healthcare environment solutions under the Steelcase, Turnstone, Details and Nurture by Steelcase brands.
2.	The International segment serves customers outside of the U.S. and Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
3.	The Other category includes the Coalesse Group, PolyVision and IDEO. The Coalesse Group consists of the Coalesse brand and Designtex. Coalesse is a premium furnishings brand that serves the markets of executive office, conference, lounge, teaming environments and more residential live/work solutions.
4.	Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

Steelcase Inc.
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 26, 2010		February 27, 2009		February 26, 2010		February 27, 2009

Revenue	$ 551.9	100.0%	$ 654.9	100.0%	$ 2,291.7	100.0%	$ 3,183.7	100.0%
Cost of sales	393.6	71.3	481.0	73.5	1,619.9	70.7	2,236.7	70.3
Restructuring costs	6.5	1.2	6.6	1.0	22.0	0.9	23.9	0.7
Gross profit	151.8	27.5	167.3	25.5	649.8	28.4	923.1	29.0
Operating expenses	168.4	30.5	253.7	38.7	648.4	28.3	908.1	28.5
Restructuring costs	3.4	0.6	10.4	1.6	12.9	0.6	14.0	0.5
Operating income (loss)	$ (20.0)	(3.6%)	$ (96.8)	(14.8%)	$ (11.5)	(0.5%)	$ 1.0	0.0%

Gross profit, as reported	$ 151.8	27.5%	$ 167.3	25.5%	$ 649.8	28.4%	$ 923.1	29.0%
Restructuring costs	6.5	1.2	6.6	1.0	22.0	0.9	23.9	0.7
Gross profit, excluding
restructuring items	$ 158.3	28.7%	$ 173.9	26.5%	$ 671.8	29.3%	$ 947.0	29.7%

Operating income (loss), as reported	$ (20.0)	(3.6%)	$ (96.8)	(14.8%)	$ (11.5)	(0.5%)	$ 1.0	0.0%
Restructuring costs	9.9	1.8	17.0	2.6	34.9	1.5	37.9	1.2
Operating income (loss), excluding
restructuring items	$ (10.1)	(1.8%)	$ (79.8)	(12.2%)	$ 23.4	1.0%	$ 38.9	1.2%

North America
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 26, 2010		February 27, 2009		February 26, 2010		February 27, 2009

Revenue	$ 292.5	100.0%	$ 366.5	100.0%	$ 1,237.4	100.0%	$ 1,740.0	100.0%
Cost of sales	212.7	72.7	274.9	75.0	877.1	70.9	1,256.4	72.2
Restructuring costs	2.5	0.9	4.2	1.2	7.0	0.5	14.0	0.8
Gross profit	77.3	26.4	87.4	23.8	353.3	28.6	469.6	27.0
Operating expenses	79.2	27.1	91.4	24.9	293.5	23.7	394.5	22.7
Restructuring costs	0.5	0.1	6.9	1.9	3.4	0.3	8.4	0.5
Operating income (loss)	$ (2.4)	(0.8%)	$ (10.9)	(3.0%)	$ 56.4	4.6%	$ 66.7	3.8%

Gross profit, as reported	$ 77.3	26.4%	$ 87.4	23.8%	$ 353.3	28.6%	$ 469.6	27.0%
Restructuring costs	2.5	0.9	4.2	1.2	7.0	0.5	14.0	0.8
Gross profit, excluding
restructuring items	$ 79.8	27.3%	$ 91.6	25.0%	$ 360.3	29.1%	$ 483.6	27.8%

Operating income (loss), as reported	$ (2.4)	(0.8%)	$ (10.9)	(3.0%)	$ 56.4	4.6%	$ 66.7	3.8%
Restructuring costs	3.0	1.0	11.1	3.1	10.4	0.8	22.4	1.3
Operating income, excluding
restructuring items	$ 0.6	0.2%	$ 0.2	0.1%	$ 66.8	5.4%	$ 89.1	5.1%
International
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 26, 2010		February 27, 2009		February 26, 2010		February 27, 2009

Revenue	$ 163.7	100.0%	$ 180.2	100.0%	$ 641.6	100.0%	$ 922.2	100.0%
Cost of sales	115.2	70.4	128.3	71.2	454.1	70.8	629.1	68.2
Restructuring costs	3.3	2.0	0.7	0.4	11.5	1.8	0.3	0.0
Gross profit	45.2	27.6	51.2	28.4	176.0	27.4	292.8	31.8
Operating expenses	52.6	32.1	54.1	30.0	204.9	31.9	250.1	27.2
Restructuring costs	2.4	1.5	0.8	0.5	6.6	1.0	1.7	0.2
Operating income (loss)	$ (9.8)	(6.0%)	$ (3.7)	(2.1%)	$ (35.5)	(5.5%)	$ 41.0	4.4%

Gross profit, as reported	$ 45.2	27.6%	$ 51.2	28.4%	$ 176.0	27.4%	$ 292.8	31.8%
Restructuring costs	3.3	2.0	0.7	0.4	11.5	1.8	0.3	0.0
Gross profit, excluding
restructuring items	$ 48.5	29.6%	$ 51.9	28.8%	$ 187.5	29.2%	$ 293.1	31.8%

Operating income (loss), as reported	$ (9.8)	(6.0%)	$ (3.7)	(2.1%)	$ (35.5)	(5.5%)	$ 41.0	4.4%
Restructuring costs	5.7	3.5	1.5	0.9	18.1	2.8	2.0	0.2
Operating income (loss), excluding
restructuring items	$ (4.1)	(2.5%)	$ (2.2)	(1.2%)	$ (17.4)	(2.7%)	$ 43.0	4.6%

Other
	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 26, 2010		February 27, 2009		February 26, 2010		February 27, 2009

Revenue	$ 95.7	100.0%	$ 108.2	100.0%	$ 412.7	100.0%	$ 521.5	100.0%
Cost of sales	65.7	68.7	77.8	71.9	288.7	70.0	351.2	67.3
Restructuring costs	0.6	0.6	1.7	1.6	3.5	0.8	9.6	1.9
Gross profit	29.4	30.7	28.7	26.5	120.5	29.2	160.7	30.8
Operating expenses	32.5	33.9	99.4	91.8	132.2	32.0	236.1	45.3
Restructuring costs	0.6	0.7	2.7	2.5	2.9	0.7	3.9	0.7
Operating loss	$ (3.7)	(3.9%)	$ (73.4)	(67.8%)	$ (14.6)	(3.5%)	$ (79.3)	(15.2%)

Gross profit, as reported	$ 29.4	30.7%	$ 28.7	26.5%	$ 120.5	29.2%	$ 160.7	30.8%
Restructuring costs	0.6	0.6	1.7	1.6	3.5	0.8	9.6	1.9
Gross profit, excluding
restructuring items	$ 30.0	31.3%	$ 30.4	28.1%	$ 124.0	30.0%	$ 170.3	32.7%

Operating loss, as reported	$ (3.7)	(3.9%)	$ (73.4)	(67.8%)	$ (14.6)	(3.5%)	$ (79.3)	(15.2%)
Restructuring costs	1.2	1.3	4.4	4.1	6.4	1.5	13.5	2.6
Operating loss, excluding
restructuring items	$ (2.5)	(2.6%)	$ (69.0)	(63.6%)	$ (8.2)	(2.0%)	$ (65.8)	(12.6%)

Corporate	(Unaudited)				(Unaudited)
	Three Months Ended				Twelve Months Ended
	February 26, 2010		February 27, 2009		February 26, 2010		February 27, 2009

Operating expenses	$ 4.1		$ 8.8		$ 17.8		$ 27.4

Webcast

Steelcase will discuss fourth quarter and fiscal year 2010 results and business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at ir.steelcase.com. Related presentation slides will be available on the company's website shortly after the press release is issued.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: fourth quarter and fiscal year gross profit, excluding restructuring items for the current and prior year in dollars and as a percent of revenue; and fourth quarter and fiscal year operating income (loss), excluding restructuring items for the current and prior year in dollars and as a percent of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase provides furniture, services and insights to help people have a better work experience, and to help companies and organizations create inspiring spaces with a maximum impact on performance and a minimum impact on the environment. A Michigan-based company that has been serving customers for nearly a century, Steelcase leads the global office furniture industry with $2.3 billion in revenue for fiscal 2010. Learn more at www.steelcase.com.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4484

STEELCASE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(in millions, except per share data)

	Three Months Ended		Year Ended
	February 26, 2010	February 27, 2009	February 26, 2010	February 27, 2009

Revenue	$ 551.9	$ 654.9	$ 2,291.7	$ 3,183.7
Cost of sales	393.6	481.0	1,619.9	2,236.7
Restructuring costs	6.5	6.6	22.0	23.9
Gross profit	151.8	167.3	649.8	923.1
Operating expenses	168.4	253.7	648.4	908.1
Restructuring costs	3.4	10.4	12.9	14.0
Operating income (loss)	(20.0)	(96.8)	(11.5)	1.0
Interest expense	(4.7)	(4.2)	(18.2)	(17.0)
Other income (expense), net	(0.7)	2.9	(1.4)	7.2
Loss before income taxes	(25.4)	(98.1)	(31.1)	(8.8)
Income tax expense (benefit)	(11.8)	(32.4)	(17.5)	2.9
Net loss	$ (13.6)	$ (65.7)	$ (13.6)	$ (11.7)

Basic and diluted per share data:
Basic earnings per share	$ (0.10)	$ (0.49)	$ (0.10)	$ (0.09)
Diluted earnings per share	$ (0.10)	$ (0.49)	$ (0.10)	$ (0.09)
Dividends declared and paid per common share	$ 0.04	$ 0.08	$ 0.20	$ 0.53
Weighted average shares outstanding - basic	132.8	133.5	132.9	134.4
Weighted average shares outstanding - diluted	132.8	133.5	132.9	134.4

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	February 26,	February 27,
ASSETS	2010	2009
Current assets:
Cash and cash equivalents	$ 111.1	$ 117.6
Short-term investments	68.2	76.0
Accounts receivable, net	242.5	280.3
Inventories	98.4	129.9
Other current assets	123.4	147.6
Total current assets	643.6	751.4

Property and equipment, net	415.7	433.3
Company-owned life insurance	209.6	171.6
Deferred income taxes	136.4	108.9
Goodwill and other intangible assets, net	208.8	210.7
Other assets	63.2	74.1
Total assets	$ 1,677.3	$ 1,750.0

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 158.8	$ 174.6
Short-term borrowings and current portion of long-term debt	7.8	4.9
Accrued expenses:
Employee compensation	99.1	141.8
Employee benefit plan obligations	16.7	38.0
Other	151.4	160.3
Total current liabilities	433.8	519.6

Long-term liabilities:
Long-term debt less current maturities	293.4	250.8
Employee benefit plan obligations	190.3	164.4
Other long-term liabilities	62.2	82.4
Total long-term liabilities	545.9	497.6
Total liabilities	979.7	1,017.2

Shareholders' equity:
Common stock	57.0	59.8
Additional paid-in capital	8.2	4.7
Accumulated other comprehensive loss	(17.9)	(22.5)
Retained earnings	650.3	690.8
Total shareholders' equity	697.6	732.8
Total liabilities and shareholders' equity	$ 1,677.3	$ 1,750.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(in millions)

	Year Ended
	February 26, 2010	February 27, 2009

OPERATING ACTIVITIES
Net loss	$ (13.6)	$ (11.7)
Depreciation and amortization	74.2	87.3
Goodwill and intangible assets impairment charges	--	65.2
Changes in cash surrender value of company-owned life insurance	(38.0)	39.0
Changes in accounts receivable, net, inventories and accounts payable	62.0	23.3
Changes in other operating assets and liabilities	(83.5)	(119.8)
Other, net	(12.1)	20.4

Net cash (used in) provided by operating activities	(11.0)	103.7

INVESTING ACTIVITIES
Capital expenditures	(35.2)	(83.0)
Changes in investments, net	10.5	(15.2)
Proceeds from the disposal of fixed assets	9.4	4.9
Business divestitures	--	17.5
Other, net	5.3	14.7

Net cash used in investing activities	(10.0)	(61.1)

FINANCING ACTIVITIES
Borrowings of long-term debt	47.0	1.1
Repayments of long-term debt	(2.2)	(4.5)
Dividends paid	(26.9)	(71.3)
Common stock repurchases	(4.6)	(59.2)
Other, net	(0.2)	2.2

Net cash provided by (used in) financing activities	13.1	(131.7)

Effect of exchange rate changes on cash and cash equivalents	1.4	(7.2)

Net decrease in cash and cash equivalents	(6.5)	(96.3)
Cash and cash equivalents, beginning of period	117.6	213.9
Cash and cash equivalents, end of period	$ 111.1	$ 117.6
CONTACT:  Steelcase Inc.
          Investor Contact:
          Raj Mehan, Investor Relations
            (616) 698-4734
          Media Contact:
          Jeanine Holquist, Public Relations
            (616) 698-3765